Exhibit 5.1

Peccole Professional Park 10080 West Alta Drive, Suite 200 Las Vegas, Nevada 89145 702.385.2500 fax 702.385.2086 hutchlegal.com

September 21, 2022

Mobivity Holdings Corp.

3133 West Frye Road, #215

Chandler, AZ 85226

Re:         Mobivity Holdings Corp. Registration Statement

on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Mobivity Holdings Corp., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), registering the offer and sale of up to 12,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant to the Mobivity Holdings Corp. 2022 Equity Incentive Plan (the “Plan”).

For purposes of this opinion letter, we have examined the Plan, the Registration Statement, the Restated Articles of Incorporation filed with the Nevada Secretary of State on August 12, 2022, as currently in effect, and the Bylaws, as amended, as currently in effect, of the Company, and the resolutions of the Company’s board of directors authorizing the issuance of the Shares. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes and decisions and reviewed such questions of law as we have deemed relevant and necessary in connection with the opinions hereinafter expressed. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof.

In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed; (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us; (viii) the Company’s board of directors, or a duly authorized committee thereof, will have approved the issuance of each award under the Plan prior to the issuance thereof; and (ix) the Company’s shareholders will have duly approved the Plan.

Based on and subject to the foregoing and to the other qualifications, assumptions and limitations set forth herein, we are of the opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares to be issued in accordance with the Plan and that, when (a) the Shares have been issued and sold as contemplated in the Registration Statement and related prospectus and in accordance with the Plan and the terms of the applicable awards granted under the Plan, and (b) the consideration for the Shares specified in the Plan and the terms of any awards granted under the Plan has been received by the Company, the Shares will be legally issued, fully paid and nonassessable.

This opinion speaks only as of the date the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion thereafter. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal or state securities laws related to the issuance and sale of the Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ HUTCHISON & STEFFEN, PLLC

HUTCHISON & STEFFEN, PLLC

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